SCHEDULE 14A
                                 (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

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                            Post Properties, Inc.
                            ---------------------
               (Name of Registrant as Specified in Its Charter)

                              John A. Williams
                              ----------------
   (Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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


  Statement of John Williams in Response to Post Properties Announcement
  ----------------------------------------------------------------------

"I am astonished at the abrupt and simultaneous severance of two members of senior management. We have read the press coverage today, including Mr. Gray's statement that last Friday he and Mr. Fox were "being let go". We question why it is that the public and shareholders first learned of this today, and why the reasons for these terminations have not been made public. We also question why, despite these two executives "being let go," the Company has decided to allow them to continue in their roles for the foreseeable future.

Today's announcement is yet another indication that the Company is troubled. This action still does not address the fundamental issue at Post Properties: we believe that neither the majority of the Board nor the most senior members of management have the experience or ability to solve the Company's problems."

==============================================================================

                           [Released April 9, 2003]